EXHIBIT 99.1

PART I
Item 1.    Business
Note: The information contained in this Item has been updated for the segment reporting changes as further detailed in the Current Report on Form 8-K filed herewith. This Item has not been updated for any other changes since the filing of the 2015 Annual Report on Form 10-K (“2015 Form 10-K”). For significant developments since the filing of the 2015 Form 10-K, refer to our filings with the Securities and Exchange Commission.
Overview
We are a leading provider of voice recognition solutions and natural language understanding technologies. We work with companies around the world, from banks and hospitals to airlines, carriers, and car manufacturers, who use our solutions and technologies to create better experiences for their customers and their users by enhancing the users' experience, increasing productivity and customer satisfaction. We offer our customers high accuracy in automated speech recognition, capabilities for natural language understanding, dialog and information management, biometric speaker authentication, text-to-speech, optical character recognition ("OCR") capabilities, and domain knowledge, along with professional services and implementation support. Using advanced analytics and algorithms, our technologies create personalized experiences and transform the way people interact with information and the technology around them. We market and sell our solutions and technologies around the world directly through a dedicated sales force, through our e-commerce website and also through a global network of resellers, including system integrators, independent software vendors, value-added resellers, distributors, hardware vendors, and telecommunications carriers.
We are a global organization steeped in research and development. We have 1,700 language scientists, developers, and engineers dedicated to continually refining our core technologies and advancing our portfolio to better meet our customers’ diverse and changing needs. We have more than 45 international operating locations and a sales presence in more than 65 countries. Our corporate headquarters is located in Burlington, Massachusetts, with international headquarters in Dublin, Ireland ("EMEA") and Sydney, Australia ("APAC").
Our company has a history of developing advanced technologies. Under the laws of the state of Delaware, we were incorporated in 1992 as Visioneer, Inc., with a core business in OCR and document imaging. In 1999, we changed our name to ScanSoft, Inc. and also changed our ticker symbol to SSFT. Over the course of several years, we made strategic acquisitions and investments to complement and broaden our portfolio, including entering the speech and natural language market. In October 2005, we changed our name to Nuance Communications, Inc., and in November 2005 we changed our ticker symbol to NUAN. In fiscal year 2015, our revenue was $1.9 billion in conjunction with strong net new bookings, attractive cash flows and improving profitability.
Our website is located at www.nuance.com. We are not including the information contained in our website as part of, or incorporating it by reference into, this annual report on Form 10-K. We make available free of charge through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports, as soon as reasonably practicable after we electronically file these materials with, or otherwise furnish them to, the Securities and Exchange Commission ("SEC").
Our Strategy
We have large addressable vertical markets, and we focus on growth by providing industry-leading, value-add solutions for our customers and partners through a broad set of flexible technologies, solutions, and service offerings available directly and through our channel capabilities. The key elements of our strategy include:

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Maintain global leadership in all of our major markets and solutions areas.  We have historically targeted markets where we benefit from strong technology, sales and vertical market differentiation. Today, we enjoy a prominent position in the markets we serve, where we are considered one of the leading providers of voice recognition solutions and natural language understanding technologies. We invest considerable time and resources to ensure we maintain this position through customer satisfaction, technology leadership and market specialization.

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Maintain depth in technology, intellectual property and innovation portfolio.  We have built a world-class portfolio of intellectual property, technologies, applications and solutions through both internal development and acquisitions. We expect to continue to pursue opportunities to expand our assets, geographic presence, distribution network and customer base through acquisitions of other businesses and technologies.

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Continue to expand our extensive network of global operations, distribution and services networks. We market and sell our solutions and technologies directly through a dedicated sales force, through our e-commerce website and also through a global network of resellers, including system integrators, independent software vendors, value-added resellers, distributors, hardware vendors, and telecommunications carriers. In addition, we continue to expand within our markets; such as mobile operators in our Mobile segment, ambulatory markets in our Healthcare segment and new customer services channels in our Enterprise segment, and we have expanded initiatives in geographic markets such as China, Latin America and Southeast Asia.

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Continue to expand hosting and transaction based offerings.  We are focused on increasing our hosting and transaction based offerings. Our hosting revenues are generated through on-demand models that typically have multi-year terms with pricing based on volume of usage, number of transactions, number of seats or number of devices. This pricing structure allows customers to use our products at a lower initial cost when compared to the sale of a perpetual license. This will enable us to deliver applications that our customers use, and pay for, on a repeat basis, providing us with the opportunity to enjoy the benefits of recurring revenue streams.

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Maintain significant presence and customer preference in our markets.  We specialize in creating large, enterprise-class solutions that are used by many of the world’s largest companies. By combining our core technology, professional services and deep domain experience we are able to deliver these customized offerings for our customers and partners. We have established a trusted position in numerous markets and today work with many of the Fortune 100 companies.

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Strengthen financial profile with improvement in revenue, earnings per share, margin, cash flow. We are focused on improving our financial performance, executing upon our formal transformation program, evolving our business toward recurring revenue models, and positioning us for increased future revenue and profitability growth. In fiscal year 2015, we initiated a formal program to focus our product investments on our growth opportunities, increase our operating efficiencies, reduce costs, and further enhance shareholder value through share buybacks. Our transformation program is already delivering measurable results that can be seen in our financial performance during fiscal 2015.

Business Segments and Financial Information
We are organized into four segments: Healthcare, Mobile, Enterprise, and Imaging. See Note 19 to the consolidated financial statements for additional information about our reportable segments. We offer our solutions and technologies to our customers in a variety of ways, including perpetual licenses, hosted cloud-based solutions, implementation and custom solution development services and maintenance and support. Our product revenues include embedded original equipment manufacturers ("OEM") royalties, traditional perpetual licensing, term-based licensing and consumer sales. Our hosting, royalty, term license and maintenance and support revenues are recurring in nature as our customers use our products on an ongoing basis to handle their needs in medical transcription, medical coding and compliance, enterprise customer service and mobile connected services. Our professional services offer a visible revenue stream, as we have a backlog of assignments that take time to complete.
Healthcare Segment
Our Healthcare segment is a leading provider in clinical speech and clinical language understanding solutions that drive smart, efficient decisions and increase productivity across healthcare. Our solutions and services improve the clinical documentation process - from capturing the complete patient record to improving clinical documentation and quality measures for reimbursement. We support clinical documentation workflows and electronic medical record ("EMR") adoption through our flexible offerings, including transcription services, dictation software for the EMR, diagnostics workflow, and mobile applications. In addition, we continue to extend our strong hospital customer franchise into the automation and management of healthcare coding and billing processes in order to ensure timely and appropriate reimbursement. These solutions are designed to help healthcare organizations derive additional value from EMR investments and are driven by industry trends such as value-based care, Meaningful Use requirements, which is a program that awards incentives for using certified EMR technology to improve patient care, and government regulations related to medical codes.
Today, more than 500,000 clinicians and 10,000 healthcare facilities worldwide leverage our solutions to improve patient care and support the physician in clinical workflow and on many devices. Our Healthcare segment revenues were $1,000.8 million, $1,020.4 million, and $1,000.5 million in fiscal years 2015, 2014, and 2013, respectively. As a percentage of total segment revenue, Healthcare segment revenues represented 50.6%, 51.3% and 51.2% in fiscal years 2015, 2014, and 2013, respectively.
Our principal solutions for the Healthcare segment include the following:

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Transcription solutions: Enable physicians in larger and mid-sized healthcare enterprises to streamline clinical documentation with an on-demand, enterprise-wide medical transcription platform, and allow healthcare organizations to outsource transcription services. Our transcription solutions are generally offered as an on-demand model.

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Dragon Medical: Provide dictation software that empowers physicians to accurately capture and document patient care in real-time on many devices and without disrupting existing workflows. This dictation software is generally sold under a traditional perpetual software license model, with accelerated transition to on-demand and term-licensing models.

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Clinical document improvement ("CDI") and coding solutions: Ensure patient health information is accurately documented, coded, and evaluated to provide more complete and accurate clinical documentation. These services and offerings assist organizations with regulatory compliance and coding efficiency to receive appropriate and timely reimbursement and improve quality reporting. The solutions are generally sold under a term-licensing model.

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Diagnostic solutions: Allow radiologists to easily document, collaborate, and share medical images and reports, to optimize patient care. The solutions are generally sold under a traditional perpetual license model, with accelerated transition to term-licensing and on-demand models.

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Dragon solutions: Provide professional and personal productivity solutions to business users and consumers with the ability to use their voice to create content, reports and other documents, as well as control their computers and laptops without the use of a keyboard or mouse. This dictation software is similar to Dragon Medical and is used in markets such as law, public safety, social services, education and accessibility. Dragon solutions are sold generally through a traditional perpetual software license model and recently we have introduced an on-demand model.

The channels for distribution in the Healthcare segment utilize a direct sales force to address the market and a professional services organization that supports the implementation requirements of the healthcare industry. Direct distribution is supplemented by distributors and partnerships with a variety of healthcare IT providers. Our Healthcare customers and partners include Cerner, Epic, McKesson, UPMC, Cleveland Clinic, Siemens, and the Mayo Clinic.
Areas of expansion and focus for our Healthcare segment include providing customers deeper integration with our clinical documentation solutions; investing in our cloud-based products and operations; entering new and adjacent markets such as ambulatory care; expanding our international capabilities; and, the expansion of our Dragon solutions into the cloud and enterprise market.
Mobile Segment
Our Mobile segment provides a broad portfolio of specialized virtual assistants and connected services built on voice recognition, text-to-speech, natural language understanding, dialog, and text input technologies. Our mobile platform includes embedded and cloud based technologies that work together through our hybrid (connected and embedded) architecture. As consumer demands for convenience, ease-of-use, and more personalized experiences increase, companies will need to embrace the Internet of Things ("IoT"), a market forecasted to grow to $3.0 trillion by 2020. Our technologies help leading manufacturers and operators provide the consistent, connected, and more human experience their customers are looking for with the devices and technology around them, including their phones, tablets, computers, cars, wearable devices, TVs, applications, and services.
Mobile segment revenues were $391.2 million, $363.3 million, and $372.6 million in fiscal years 2015, 2014, and 2013, respectively. As a percentage of total segment revenue, the Mobile segment revenues represented 19.8%, 18.3% and 19.0% in fiscal years 2015, 2014, and 2013, respectively.
Our principal solutions for the Mobile segment include the following:

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Automotive solutions: Provide car makers intuitive, personalized, virtual assistants and connected services for connected cars that are safer, easier, and more enjoyable. Our automotive solutions are generally sold as on-demand models that are typically priced on a per-unit basis for multi-year service terms. We also have a worldwide professional services team to provide custom solution development services and sell our technologies through a traditional perpetual software license model, including a royalty based model.

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Devices solutions: Provide consumer electronics manufacturers, developers, and within the broad ecosystem around the IoT, with specialized virtual assistants, virtual keyboards and connected services. Our connected solutions are sold through on-demand models that typically have multi-year terms with pricing generally based on volume. We provide custom solution development and integration services, and sell our technologies through a traditional perpetual software license model, including a royalty based model.

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Mobile operator services: Provide mobile network operators value added services that assist in creating new, high-profit revenue streams from their subscribers, especially in emerging markets such as Latin American, India and Southeast Asia. Our mobile operator services are sold through on-demand models that typically have multi-year terms and a revenue share-based model.

The channels for distribution in the Mobile segment utilize a direct sales force to sell to car makers, device makers, and mobile operators. Direct distribution is supplemented by OEM partnerships with electronics suppliers, integrators, and content providers.
Areas of expansion and focus for our Mobile segment include: cloud and content expansion of our Automotive solutions; expansion across the IoT in our Device solutions; and geographic expansion of our mobile operator services.
Enterprise Segment
Our Enterprise segment is a leading provider for automated customer solutions and services worldwide. Differentiated by speech and artificial intelligence (“AI”) technologies, and complemented by our large professional services organization, our solutions help enterprises reduce or replace human contact center agents with conversational systems, across voice, mobile, web and messaging channels. Our intelligent self-service solutions are highly accurate and dependable, resulting in increased customer satisfaction levels while simultaneously reducing the costs associated with delivering customer service for the enterprise. We are transforming this business, leveraging our presence on-premise interactive voice response ("IVR") solutions and services, and expanding into multichannel, self-service cloud solutions. Our solutions and services portfolio now span voice, mobile, web and messaging channels, with inbound, outbound, voice biometrics and digital virtual assistant capabilities.
Enterprise segment revenues were $349.3 million, $367.1 million, and $341.1 million in fiscal years 2015, 2014, and 2013, respectively. As a percentage of total segment revenue, the Enterprise segment revenues represented 17.6%, 18.5% and 17.4% in fiscal years 2015, 2014, and 2013, respectively.
Our principal solutions for the Enterprise segment include the following:

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OnPremise solutions and services: Provide software that is leveraged to implement automated customer service solutions that are integrated with a wide range of on premise third-party IVR and contact center platforms. Our products include speech recognition, voice biometrics, transcription, text-to-speech, dialog and analytics products. Our global professional services team leverages domain expertise to provide end-to-end services to customers and partners, including business consulting, design, development, and deployment integrated solutions. Our OnPremise licensed products are primarily sold through a traditional perpetual software license model, and our OnPremise professional services are sold under project-based and multi-year managed services contracts.

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OnDemand multichannel cloud: Deliver a platform that provides enterprises with the ability to implement automatic customer service across inbound, outbound, and digital customer service channels in the cloud. Our OnDemand multichannel cloud leverages our speech, voice biometrics, text to speech and, and virtual assistant technologies, to implement intelligent, conversational self-service applications, including voice call steering and self-service, automated identification and verification, and account access, virtual chat, proactive SMS, messaging and email, and customer service for mobile device customers. Our OnDemand multichannel cloud is sold through sales models that typically have multi-year terms with pricing based on channel and/or volume of usage.

The channels for distribution in the Enterprise segment utilize direct and channel sales, which includes a network of partners such as Avaya, BT, Cisco, DiData, Genesys, Huawei, MoshiMoshi, NICE, Telstra, and Verint. Our customers include, American Airlines, Amtrak, Bank of America, Barclays, Dominos, Delta, Deutsche Telekom, e*trade, ING Bank, Lloyds Banking Group, T-Mobile, Telefonica, Telstra, and Vodafone.
Areas of focus and expansion for our Enterprise segment include extending our technology capabilities with intelligent self-service and AI for customer service; expansion of our OnDemand multichannel cloud to international markets; sales and solution expansion for voice biometrics; and expanding our OnPremise product and services portfolio.
Imaging Segment
Our Imaging segment provides software solutions and expertise that help professionals and organizations to gain optimal control of their document and information processes. Our portfolio of products and services helps business customers achieve compliance with information security policies and regulations while enabling organizations to streamline and eliminate gaps across their document workflows.
We are continuing to grow our business through multi-function printer ("MFP") OEM channels, expanding our scanning and print management software solutions, and broadening our footprint with end-user customers to become a solution suite provider. We have built on our position in MFP OEM channels and managed print services space by accelerating the integration of capture and print management technologies. Our intelligent document capture and workflow solutions transform manual, disconnected processes into dynamic, streamlined, and automated workflows. When combined with print management technologies, organizations are also able to control, manage, and monitor their entire print environment. Our business has seen increased commitments from key OEMs, a broader number of OEM partners who embed multiple products, and stronger end-user demand in key verticals like healthcare, legal, and financial services.
Imaging segment revenues were $237.7 million, $236.3 million, and $243.4 million in fiscal years 2015, 2014, and 2013, respectively. As a percentage of total segment revenue, the Imaging segment revenues represented 12.0%, 11.9% and 12.4% in fiscal years 2015, 2014, and 2013, respectively.
Our principal solutions for the Imaging segment include the following:

•	MFP Scan automation solutions: Deliver scanning and document management solutions that improve productivity, drive efficiency and assist in enhancing security.

•	MFP Print automation solutions: Offer printing and document management solutions to capture and automate paper to digital workflows and to increase efficiency.

•	PDF and OCR software: Provide intuitive technologies that enable the efficient capture, creation, and management of document workflows.
The channels for distribution in the Imaging segment utilize a combination of our global reseller network and direct sales. Our Imaging solutions are generally sold under a traditional perpetual software license model with a subset of our offerings sold as term licenses. Our Imaging customers and partners include Ricoh, Xerox, HP, Canon, and Samsung.
Areas of expansion and focus in the Imaging segment include investing to merge the scan and print technology platforms improving mobile access to our solutions and technologies, expanding our distribution channels and embedding relationships, and expanding our language coverage for OCR in order to drive a more comprehensive and compelling offering to our partners.
Research and Development/Intellectual Property
In recent years, we have developed and acquired extensive technology assets, intellectual property, and industry expertise in voice recognition, natural language understanding and imaging technologies that provide us with a competitive advantage in our markets. Our technologies are based on complex algorithms which require extensive amounts of acoustic models, language models, and recognition and understanding techniques. A significant investment in capital and time would be necessary to replicate our current capabilities.
We continue to invest in technologies to maintain our market-leading position and to develop new applications. As of September 30, 2015, our technologies are covered by approximately 3,600 patents and 1,000 patent applications. Our intellectual property, whether purchased or developed internally, is critical to our success and competitive position and, ultimately, to our market value. We rely on a portfolio of patents, copyrights, trademarks, services marks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property and proprietary rights. We incurred research and development expenses of $310.3 million, $338.5 million, and $289.2 million in fiscal years 2015, 2014, and 2013, respectively.
Competition
The individual markets in which we compete are highly competitive and are subject to rapid technology changes. There are a number of companies that develop or may develop solutions and technologies that compete in our target markets; however, currently there is no one company that directly competes with all of our solutions and technologies. While we expect competition to continue to increase both from existing competitors and new market entrants, we believe that we will compete effectively based on many factors, including:

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Specialized Professional Services.  Our superior technology, when coupled with the high quality and domain knowledge of our professional services organization, allows our customers and partners to place a high degree of confidence and trust in our ability to deliver results. We support our customers in designing and building powerful innovative applications that specifically address their needs and requirements.

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International Coverage.  The international reach of our solutions and technologies is due to the broad language coverage of our offerings, including our voice recognition and natural language understanding technologies, which provide recognition for approximately 70 languages and dialects and natural-sounding synthesized speech in over 150 voices, and support a broad range of hardware platforms and operating systems. Our imaging technology supports more than 120 languages for OCR and document handling, with up to 20 screen language choices, including Asian languages.

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Technological Superiority.  Our voice recognition, natural language understanding and imaging technologies, applications and solutions are often recognized as the most innovative and proficient in their respective categories. Our voice recognition and natural language understanding technologies have industry-leading recognition accuracy and provide a natural, voice-enabled interaction with systems, devices and applications. Our OCR technology in our Imaging segment is viewed as the most accurate in the industry. Technology publications, analyst research and independent benchmarks have consistently indicated that our solutions and technologies rank at or above performance levels of alternative solutions.

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Broad Distribution Channels.  Our ability to address the needs of specific markets, such as financial, legal, healthcare and government, and to introduce new solutions and technologies quickly and effectively is enhanced through our direct sales force; our extensive global network of resellers, comprising system integrators, independent software vendors, value-added resellers, hardware vendors, telecommunications carriers and distributors; and our e-commerce website.

In our segments, we compete with companies such as Adobe, Baidu, Google, M*Modal, Microsoft and 3M. In addition, a number of smaller companies offer solutions, technologies or products that are competitive with our solutions and technologies in the voice recognition, natural language understanding, text input and imaging markets. In certain markets, some of our partners such as Avaya, Cisco, Convergys, and Genesys develop and market products and services that might be considered substitutes for our solutions and technologies. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the ability of their technologies to address the needs of our prospective customers.
Some of our competitors or potential competitors, such as 3M, Adobe, Baidu, Google, and Microsoft, have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than we do.
Employees
As of September 30, 2015, we had approximately 13,500 full-time employees, including approximately 1,100 in sales and marketing, approximately 2,000 in professional services, approximately 1,700 in research and development, approximately 700 in general and administrative and approximately 8,000 that provide transcription and editing services. Approximately 48% of our employees are based outside of the United States, approximately 63% of whom provide transcription and editing services and are based in India. None of our employees in the United States are represented by a labor union; however, in certain foreign subsidiaries labor unions or workers’ councils represent some of our employees. We believe that our relationships with our employees are satisfactory.
Financial Information About Geographic Areas
We have offices in a number of international locations including: Australia, Belgium, Brazil, Canada, China, Germany, Hungary, India, Ireland, Italy, Japan, and the United Kingdom. The responsibilities of our international operations include research and development, healthcare transcription and editing, customer support, sales and marketing and administration. Additionally, we maintain smaller sales, services and support offices throughout the world to support our international customers and to expand international revenue opportunities.
Geographic revenue classification is based on the geographic areas in which our customers are located. For fiscal years 2015, 2014, and 2013, 73%, 73% and 72% of revenue was generated in the United States and 27%, 27% and 28% of revenue was generated by our international customers, respectively.